Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester

Executive Vice President, Chief Financial Officer

CombinatoRx, Incorporated

Phone: 617-425-7100

Fax: 617-425-7010

rforrester@combinatorx.com

COMBINATORX APPOINTS BARBARA DEPTULA TO ITS BOARD OF DIRECTORS

-Executive Vice President of Business Development at Shire Pharmaceuticals-

BOSTON, MA – December 16, 2005 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced the appointment of Barbara Deptula as a non-executive member of the CombinatoRx Board of Directors.  Ms. Deptula is the Executive Vice President of Business Development at Shire PLC with over twenty years of senior management experience in pharmaceuticals.

“Barbara’s expertise in strategically building companies, both through deals and product commercialization will be a valuable addition to CombinatoRx and we welcome her to our Board of Directors,” said Alexis Borisy, President and CEO of CombinatoRx.  “Her extensive knowledge, creativity and industry experience, gained from a variety of positions at both big pharmaceutical and biotech companies, will further contribute to the development of our company.”

“CombinatoRx is a company which has a unique scope of opportunity both in terms of creating an extensive pipeline of product candidates and leveraging its drug discovery technology across a broad sweep of therapeutic areas.  It is this breadth of opportunity that has attracted me to CombinatoRx,” stated Barbara Deptula. “I am delighted to be joining CombinatoRx’s Board of Directors and I look forward to working with their management team to develop the full potential of the company.”

At Shire, Ms. Deptula is leading the strategic refocus of Shire’s product pipeline through mergers, acquisitions and product in-licenses, including Shire’s $1.6 billion acquisition of Transkaryotic Therapies, Inc.  Before joining Shire, Ms. Deptula was the President of the Biotechnology Sector of Sicor Pharmaceuticals, Inc., which was sold to Teva Pharmaceuticals Industries Ltd. for $3.7 billion.  Ms. Deptula has held key roles at Coley Pharmaceutical Group, Inc.  as the Senior Vice President of Commercial and Product Development and at U.S. Bioscience, Inc., as the Vice President of Licensing and Business Development where she focused on a number of licensing transactions, product launches and the $500 million sale of U.S. Bioscience to MedImmune in 1999.  Ms. Deptula’s significant industry experience has been built through the senior positions she has held earlier on in her career with Lederle Laboratories (American Cyanamid) and Schering Plough.

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts.  CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious

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650 Albany Street, Boston MA 02118

Ph: 617 425 7000   Fax: 617 425 7010   www.combinatorx.com

disease.  By applying our proprietary screening technology, we have discovered and advanced into clinical trials a portfolio of seven product candidates targeting multiple diseases.  For further information, please visit the CombinatoRx website at www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its plans for its product candidates, its drug discovery technology and corporate development and its Board of Directors. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the Company’s drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of CombinatoRx’s Registration Statement on Form S-1 on file with the Securities and Exchange Commission. No forward-looking statement can be guaranteed and actual results may differ materially from those CombinatoRx projects.

In addition, the forward-looking statements included in this press release represent CombinatoRx’s views as of the date of this release. CombinatoRx anticipates that subsequent events and developments will cause its views to change. However, while CombinatoRx may elect to update these forward-looking statements at some point in the future, CombinatoRx specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing CombinatoRx’s views as of any date subsequent to the date of this release.

(c) 2005 CombinatoRx, Incorporated. All rights reserved.

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